UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Interlink Plus, Inc.

(Exact name of registrant as specified in its charter)

Nevada		47-3975872
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4952 S Rainbow Blvd, Suite 326

Las Vegas, NV 89118

tel. no. 702-815-7557

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Doney Ventures, Inc.

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89113

(702) 982-5686 (Tel.)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89103

(702) 982-5686 (Tel.)

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “Registration Statement”) is being filed to register the sale of up to 5,000,000 shares at a fixed price of $0.10 per share in a direct offering (the “Primary Offering”) and the sale by the selling security holders of up to 4,111,200 common shares (the “Secondary Offering”) at a price of $0.10 per share or at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  See “Plan of Distribution” contained in the prospectus.

We will only receive proceeds under the Primary Offering and we will not receive any proceeds from the sale of shares in the Secondary Offering. See “Use of Proceeds,” “Plan of Distribution and Determination of Offering Price” and “Dilution” in contained in the prospectus.

This Registration Statement contains only one prospectus and such prospectus will be the sole prospectus for the Primary Offering and the Secondary Offering.

SUBJECT TO COMPLETION, August 27, 2015

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INTERLINK PLUS, INC.

PROSPECTUS

5,000,000 PRIMARY SHARES

4,111,200 SECONDARY SHARES

We are offering up to 5,000,000 Shares in a direct offering (the “Primary Offering”). The shares will be offered at a fixed price of $0.10 per share for the duration of the Primary Offering, even if our stock price in the market reflects differently. There is no minimum number of shares that must be sold by us for the Primary Offering to proceed and there is no assurance that we will sell any shares under the Primary Offering.   We may receive no proceeds or very minimal proceeds from the Primary Offering and potential investors may end up holding shares in a company that (i) has not received enough proceeds from the Primary Offering to continue with operations, and (ii) has no market for its shares. We will retain the proceeds from the sale of any of the offered shares.  The shares to be sold by us will be sold on our behalf by our President, Duan Fu, on a best efforts basis.   Mr. Fu will not receive any commission on proceeds from the sale of our common shares on our behalf.  See “Plan of Distribution and Determination of Offering Price.”

The selling security holders named in this prospectus are offering 4,111,200 common shares (the “Secondary Offering”).  We will not receive any proceeds from the sale of shares being sold by selling security holders.

The prices at which the selling security holders may sell their shares will be at a price of $0.10 per share or at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  The selling security holders may resell their shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  In addition, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be an “underwriter” in connection with such sales.  The selling security holders named in this prospectus will bear the costs of all commission or discounts, if any, attributable to the sale of their shares.  We are bearing the costs, expenses and fees associated with the registration of the common shares in this prospectus.  See “Plan of Distribution and Determination of Offering Price.”

The Primary Offering and the Secondary Offering will terminate one year after this registration statement is declared effective by the SEC.  We do not have any arrangements to place any proceeds of the offering in escrow, trust or any other similar account.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for quotation on the OTCQB operated by OTC Market Group, Inc. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See "Description of Business” and “Risk Factors.”

We have no current plans or intentions to merge with, or sell the company to, a private operating company in a reverse-merger transaction.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus titled “Risk Factors” on page 6 before buying any common shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated August 27, 2015

INTERLINK PLUS, INC.

PROSPECTUS

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “TXHD” refers to Interlink Plus, Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our common shares.

Our Business

Our business is divided into two major segments: travel agency assistance services and convention services.

We provide services for oversea travel agents on hotel price quotation and negotiation, contract reviewing, detailed guests’ arrangements, hotel check-in assistance and tradeshow assistance. Oversea travel agents often encounter language barriers and time differences on office hours when dealing with U.S. based hotels. We believe that our bilingual language services, flexible office hours, and reasonable fee structure will help our clients to increase accuracy and efficiency levels, and reduce costs.

Exhibitors and attendees often have temporary assistance needs at conventions and trade shows. We intend to assist our clients on document/tradeshow material translations, entourage interpreter and/or exhibitor booth personnel arrangements, including bilingual spokespersons, sales associates, narrators and demonstrators, hostesses/hosts, promoters and models.

Being a start-up company, we have limited revenues and have limited operating history. We were incorporated in Nevada on May 11, 2015. To the present, we have engaged in formation activities, raising capital, and commencing operations. We have signed a professional services contract with See Tour Vacation Service Inc. to assist with hotel room price quotation and negotiation and communicating with hotels to ensure that accurate reservations are made with Chinese clientele. We have a per room fee that we charge for our services. Our principal executive office is located at 4952 S Rainbow Blvd, Suite 326 Las Vegas, NV 89118. Our phone number is 702-815-7557.

Our financial statements for the period from May 11, 2015 (date of inception) to June 30, 2015, reported $215 in revenues and a net loss of $5,652. As of June 30, 2015 we had $21,873 in cash on hand. Our independent registered public accountant has issued an audit opinion for our company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. If we are unable to obtain additional funds our business may fail. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business" and "Use of Proceeds").

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of $250,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $250,000, our business may fail. Even if we raise $500,000 from this offering, we may need more funds to develop our growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public market or quotation service for our common stock and no assurance that a trading market or quotation service for our securities will ever develop.

The Offering

Common Shares Offered by Us:	5,000,000 common shares at a fixed price of $0.10 per share.

Common Shares Offered by the Selling Security Holders:	4,111,200 common shares at a price of $0.10 per share or at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.

Minimum Number of Common Shares To Be Sold in This Offering:	None.

Number of Shares Outstanding Before the Offering:	36,171,200 common shares are issued and outstanding as of the date of this prospectus.

Use of Proceeds:	Any proceeds that we receive from this offering will be used by us to pay for the expenses of this offering and as general working capital.

Summary Financial Information

Balance Sheet Data	As of June 30, 2015
Cash	$21,873
Total Assets	$34,959
Liabilities	$4,551
Total Stockholder’s Equity	$30,408

Statement of Operations	For the Period from Inception to June 30, 2015
Revenue	$215
Net Profit (Loss) for Reporting Period	$(5,652)

RISK FACTORS

An investment in our common shares involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common shares. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common shares, if we publicly trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We are a startup company. We have had limited operations to date and have generated limited revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated August 27, 2015 , have stated that currently we do not have sufficient cash nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern.  We seek to raise operating capital to implement our business plan in an offering of our common stock.  Our plan specifies a minimum amount of $250,000 in additional operating capital to operate for the next twelve months. However, there can be no assurance that such offering will be successful. You may lose your entire investment.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds . We may receive no proceeds or very minimal proceeds from the Primary Offering and potential investors may end up holding shares in a company that (i) has not received enough proceeds from the Primary Offering to continue with operations, and (ii) has no market for its shares. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $250,000 to commence operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

We believe that our revenues will be highly dependent on a few industries and any decrease in demand for outsourced services in these industries would likely reduce our revenues and seriously harm our business.

We believe our major clients will be concentrated in the travel and convention industries. Increased competition, consolidation, a downturn, or a reversal of the trend toward outsourcing in any of these industries, would likely result in a decrease in the demand for our services or the cancellation or non-renewal of contracts. In addition, we believe we will be dependent in large part on the projected growth of these industries, which may not materialize. These industries have been cyclical and vulnerable to significant downturns in the past, and adverse developments in these industries could unfavorably affect our business.

We intend to serve markets that are highly competitive, and increased competition, our inability to compete successfully against current or future competitors, pricing pressures or inability to obtain market share could result in increased costs and reduced operating margins.

We will face significant competition from our potential clients’ in-house customer service groups and growing competition from other companies similar to ours, including those in the United States, China, Malaysia, the Philippines, India and elsewhere. We expect this competition to increase. These companies have greater financial, personnel and other resources, longer operating histories, more recognizable brand names and more established client relationships. Many of these companies will compete with us primarily on price and are often able to offer lower costs to potential clients. If we are unable to compete with in-house or outsource competitors, we may never be successful in establishing market share and we may go out of business.

Our contracts will provide for termination by our clients on short notice and in many cases without penalty. We also will not have exclusive arrangements with our clients or a minimum revenue commitment from our clients, which creates uncertainty about the volume of services we will provide and the amount of revenues we will generate from any of our clients.

We believe that our potential clients will terminate their relationship with us or significantly reduce their demand for our services due to a variety of factors, including factors that are unpredictable and outside of our control. The service industry in which we plan to operate does not have favorable long term contacts with exclusive relationships. We anticipate that our contracts will be terminable on short notice without penalty. The services we plan to provide to a client could be reduced for a variety of reasons, including our client's decision to move more customer management functions in-house, or to an affiliated outsourcing provider or one of our competitors, changing economic factors, internal financial challenges or political or public relations reasons. Any significant reduction in client demand for our service would harm our business, and negatively affect operating results.

We believe that we will often encounter a long sales and implementation cycle requiring significant negotiations by our sales force and a financial commitments by our clients, which they may be unwilling or unable to make.

We spend a lot of time and resources, and expect to continue to spend a lot of time and resources, to negotiate sales contracts with clients that may or may not lead to a sale of services. We believe that the sales and implementation of our proffered services will involve significant resource commitments by us and our potential clients. We anticipate expending substantial time and money addressing potential clients’ service and operational questions and assessing the feasibility of integrating our services. Decisions relating to outsourcing business processes generally involve the evaluation of the service by our potential clients’ senior management and a significant number of client personnel in various functional areas, each having specific and often conflicting requirements. We may expend significant resources, including funds and management time, during the sales cycle. Ultimately, the potential client may not engage our services or may cancel services before we have recovered the resources expended during the sales and implementation cycle. Unsuccessful or delayed sales and implementations may negatively impact our revenues and margins.

We may experience significant employee turnover rates and we may be unable to hire and retain enough sufficiently trained employees to support our operations, which could harm our business.

The outsourcing service industry is very labor intensive and our success depends on our ability to attract, hire and retain qualified employees. We will focus in particular on recruiting college-educated personnel with bilingual potential and compete for candidates with companies in our industry and in other industries. Our growth will require that we continually hire and train new personnel. The outsourcing service industry has traditionally experienced high employee turnover. A significant increase in the turnover rate among our employees would increase our recruiting and training costs and decrease operating efficiency and productivity, and could lead to a decline in demand for our services. If this were to occur, we would be unable to service our clients effectively and this would reduce our ability to continue our growth and operate profitably.

Our operations could suffer from telecommunications or technology downtime, disruptions or increased costs.

We will be highly dependent on our computer and telecommunications equipment and software systems. In the normal course of our business, we must record and process significant amounts of data quickly and accurately to access, maintain and expand the databases we use for our services. We will also be dependent on continuous availability of voice and electronic communication with customers. If we experience interruptions of our telecommunications network with our potential clients, we may experience data loss or a reduction in revenues. These disruptions could be the result of natural disasters, errors by our vendors, clients, or third parties, electronic or physical attacks by persons seeking to disrupt our operations, or the operations of our vendors, potential clients, or others. The temporary or permanent loss of equipment or systems through casualty or operating malfunction could reduce our revenues and harm our business.

We could cause disruptions to our clients' business from inadequate service and be liable therefore.

Our contracts will, in some cases, contain service level and performance requirements, including requirements relating to the timing and quality of responses to customer inquiries. The quality of services that we provide will be measured by quality assurance ratings, which are based in part on the results of customer satisfaction surveys and direct monitoring of interactions between our service providers and customers. Failure to meet service requirements of a potential client could disrupt the client's business and result in a reduction in revenues or a claim for substantial damages against us.

RISKS RELATED TO LEGAL UNCERTAINTY

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of its internal controls over financial reporting until our second annual report, and we will be exempt from auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Duan Fu, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in the service industry. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified bilingual and “people friendly” personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Duan Fu, whose interests may differ from other stockholders, has the ability to exercise significant control over us. Presently, he beneficially owns 64% of our common stock, and, assuming 100% of this offering is sold, he will continue to beneficially own approximately 56%.  He is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company.  He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Fu’s interests may not necessarily be in the best interests of the shareholders in general.

Because our current sole officer and director devotes a limited amount of time to our company, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Duan Fu, our sole officer and director, currently devotes approximately 15-20 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Fu to our company could negatively impact our business development.

Our sole officer and director does not have any prior experience conducting a best-efforts offering or management a public company.

Our sole executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

RISKS RELATED TO OUR LEGAL STATUS

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS RELATED TO OWNERSHIP OF OUR SHARES

As there is no minimum for our Primary Offering, if only a few persons purchase shares, they may lose their investment as we may be unable to make a significant attempt to implement our business plan.

Since there is no minimum amount of shares that must be sold directly under this Primary Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail. If our business fails, investors will lose their entire investment.

We are selling this Primary Offering without an underwriter and may be unable to sell any shares.

This Primary Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our President, Chief Executive Officer and Chief Financial Officer who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the maximum amount of proceeds from this Primary Offering, we may have to seek alternative financing to implement our plan of operations.

We may have difficulty selling shares under our Primary Offering because the selling shareholders are concurrently offering their shares under the Secondary Offering.

We may have difficulty selling shares under our Primary Offering because we may be competing with the selling security holders who are concurrently offering their shares under the Secondary Offering. In the event that our common shares are quoted on the OTC Bulletin Board or OTCQB, the selling security holders will not be required to sell their shares at a fixed price of $0.10 per share.  Accordingly, the selling security holders may reduce the price of their shares which may hinder our ability to sell any shares under the Primary Offering.

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

Since our inception, we have relied on sales of our common shares to fund our operations.  We will likely be required to conduct additional equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common shares in order to fund our business operations. If we issue additional shares, your percentage interest in us could become diluted.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, that a market maker will make an application with FINRA for our common stock to be eligible for quotation on the OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTCQB, a market maker does not submit an application for quotation to FINRA, or a public market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

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government regulation of our products and services;

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the establishment of partnerships with sports development companies;

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intellectual property disputes;

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additions or departures of key personnel;

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sales of our common stock

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our ability to integrate operations, technology, products and services;

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our ability to execute our business plan;

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operating results below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in our financial results.

Because we are a start-up company with nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

Because our directors are not independent they can make and control corporate decisions that may be disadvantageous to other common shareholders.

We intend to apply to have our common shares quoted on the OTC Bulletin Board inter-dealer quotation system or OTCQB, neither of which have director independence requirements.  Using the definition of “independent” in NASDAQ Rule 5605(a)(2), we have determined that none of our directors are independent. Our directors have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our securities are considered a penny stock.

Because our securities are considered a penny stock, shareholders will be more limited in their ability to sell their shares. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

USE OF PROCEEDS

Primary Offering

We are offering a total of 5,000,000 shares at a price of $0.10 per share under our Primary Offering.  The shares being offered by us are being offered without the use of underwriters or broker-dealers and will be sold by our President.  No commissions or discounts will be paid in connection with the sale of the shares being offered by us.

The following table below sets forth the net proceeds assuming the sale of 25%, 50%, 75% and 100% of the Primary Offering. See also “Plan of Operation”.

Item	25%	50%	75%	100%
Gross proceeds	$125,000.00	$250,000.00	$375,000.00	$500,000.00
Expected offering expenses	$20,000.00	$20,000.00	$20,000.00	$20,000.00
Net proceeds	$105,000.00	$230,000.00	$355,000.00	$480,000.00

We plan to use the net proceeds of the Primary Offering as set forth below (all amounts listed below are estimates):

Item	25%	50%	75%	100%
Legal and Accounting	$25,000	$25,000	$25,000	$25,000
Management, Employees and Consulting Expenses	$36,000	$90,000	$144,000	$180,000
Marketing and Sales Expenses	$25,000	$60,000	$84,000	$96,000
General and Administrative	$6,000	$10,000	$18,000	$32,000
Website Development	$1,000	$1,000	$5,000	$5,000
Equipment and Software	$0	$8,000	$10,000	$50,000
Offices	$0	$0	$15,000	$20,000
General Working Capital	$12,000	$36,000	$54,000	$72,000
Total	$105,000.00	$230,000.00	$355,000.00	$480,000.00

The principal purposes of this offering is to raise sufficient capital for us to implement our business plan, become a reporting under the Exchange Act and create a public market for our common shares.  If we are unable to sell any shares under the Primary Offering, we have sufficient funds to pay the costs of this offering.  However, expenses associated with meeting our reporting obligations under the Exchange Act will take priority over anything else.

Secondary Offering

The common shares offered by the selling security holders are being registered for the account of the selling security holders identified in this prospectus.  All net proceeds from the sale of these common shares will go to the respective selling security holders who offer and sell their common shares.  We will not receive any part of the proceeds from such sales of common shares.

SELLING SECURITY HOLDERS

Table of Selling Shareholders

The selling security holders named in this prospectus are offering all of the 4,111,200 common shares offered through this prospectus. The offer under this prospectus is comprised of the securities provided above and specifically: (i) 1,710,000 shares of common stock issued to consultants for services rendered; (ii) 2,000,000 shares of common stock sold in a private offering at $0.005 per share; and (iii) 401,200 shares of common stock sold in a private offering at $0.05 per share.

The following table provides as of August 27, 2015 information regarding the beneficial ownership of our common shares held by each of the selling security holders, including:

1.

the number of shares beneficially owned by each prior to this Offering;

2.

the total number of shares that are to be offered by each;

3.

the total number of shares that will be beneficially owned by each upon completion of the Offering;

4.

the percentage owned by each upon completion of the Offering; and

5.

the identity of the beneficial holder of any entity that owns the shares.

	Beneficial Ownership Before Offering(1)			Beneficial Ownership After Offering(1)
Name Of Selling Security Holder(1)	Number of Shares	Percent(2)	Number of Shares Being Offered	Number of Shares	Percent(2)
Desert Skyline Resources, LLC(3)	1,700,000	4.71%	1,700,000	0	0
Petar Elez	10,000	*	10,000	0	0
Taramara Investment(4)	1,000,000	2.77%	1,000,000	0	0
VMF, LLC(5)	1,000,000	2.77%	1,000,000	0	0
Zeshu Xiong	10,000	*	10,000	0	0
Zhiliang Chen	10,000	*	10,000	0	0
Qinshu Tang	10,000	*	10,000	0	0
Qinping Ren	10,000	*	10,000	0	0
Min Hu	10,000	*	10,000	0	0
Xukang Xie	10,000	*	10,000	0	0
Xuqiu Xie	20,000	*	20,000	0	0
Tairong Liu	10,000	*	10,000	0	0
Xirong Ma	10,000	*	10,000	0	0
Yali Zhang	10,000	*	10,000	0	0
Chunli Zen	10,000	*	10,000	0	0
Benju Xie	20,000	*	20,000	0	0
Jinghua Fu(6)	10,000	*	10,000	0	0
Youwen Liu(7)	10,000	*	10,000	0	0
Siyu Chen	20,600	*	20,600	0	0
Simin Liao	10,000	*	10,000	0	0
Yuanguo Wang	10,000	*	10,000	0	0
Jiqing Yu	10,600	*	10,600	0	0
Yaqin Chen	10,000	*	10,000	0	0
Yueliang Chen	10,000	*	10,000	0	0
Yourong Ou	10,000	*	10,000	0	0
Yuyu Wen	10,000	*	10,000	0	0
Fan Xu	20,000	*	20,000	0	0
Vera Wesley	10,000	*	10,000	0	0
Jennifer Chee	10,000	*	10,000	0	0
Ya-qin Fu	20,000	*	20,000	0	0
Lu Huang	20,000	*	20,000	0	0
Tingwen Huang	20,000	*	20,000	0	0
Andy Jeong	20,000	*	20,000	0	0
Weicheng Lu	10,000	*	10,000	0	0
Christine Xiang Huang	20,000	*	20,000	0	0
TOTAL	4,111,200	*	4,111,200	0	0

Notes:

*	Represents less than 1%.
(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)	Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 36,171,200 shares of common stock issued and outstanding on August 27, 2015.
(3)	Desert Skyline Resources, LLC is beneficially owned by Steven Lane.
(4)	Taramara Investment is beneficially owned by Shane Musgrove.
(5)	VMF, LLC is beneficially owned by Aaron Vaughn.
(6)	Jinghua Fu is Duan Fu’s father.
(7)	Youwen Liu is Duan Fu’s mother.

Except as disclosed above and in this Prospectus, none of the selling security holders:

(i)

has had a material relationship with us other than as a shareholder at any time within the past two years; or

(ii)

has ever been one of our officers or directors.

PLAN OF DISTRIBUTION AND DETERMINATION OF OFFERING PRICE

Primary Offering

We are offering 5,000,000 shares at a fixed price of $0.10 per share even if quotation of our common shares develops. The $0.10 fixed per share offering price for the duration of this offering was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares to be sold by us will be sold on our behalf by our President, Duan Fu.  Mr. Fu will not receive commissions or proceeds or other compensation from the sale of any shares on our behalf.

Mr. Fu will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.

Mr. Fu is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.

Mr. Fu will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

Mr. Fu is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Mr. Fu meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he: (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

Secondary Offering

The selling security holders named in this prospectus may sell their shares on a continuous or delayed basis for a period of one year after this registration statement is declared effective.  The selling security holders may sell some or all of their shares in one or more transactions, including block transactions:

1.

On such public markets as the shares may from time to time be quoted;

2.

In privately negotiated transactions;

3.

Through the writing of options on the shares;

4.

In short sales; or

5.

In any combination of these methods of distribution.

The selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling security holders, or, if they act as agent for the purchaser of such shares, from such purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services.

We are bearing all costs relating to the registration of this offering.  The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares.

Concurrent Offerings

Our Primary Offering will continue to have a fixed price of $0.10 per share even if quotation of our common shares develops. The selling shareholders can sell shares under the Secondary Offering at a price of $0.10 per share or at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  Therefore, the price of shares offered under the Primary Offering may in the future differ from the price of shares offered under the Secondary Offering.

Stabilization and Other Activities

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

not engage in any stabilization activities in connection with our common stock;

2.

furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;

3.

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

DILUTION

We intend to sell 5,000,000 shares of our Common Stock at a price of $0.10 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 5,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration
	Number of Shares	Percent	Amount		Percent	Price Per Share
Existing Shareholder	36,111,200	88%	$112,560	(1)	18%	$0.003
Purchasers of Shares	5,000,000	12%	$500,000		82%	$0.10
Total	41,111,200	100%	$612,560		100%

(1)

We issued 4,111,200 shares of our Common Stock, $0.0001 par value per share as follows: 4,700,000 shares at a price of $0.005 per share and 411,200 shares at a price of $0.05 per share.

Our historical net tangible book deficit as of June 30, 2015 was $100,543 or $0.003 per share. Historical net tangible book deficit per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2015. Adjusted to give effect to the receipt of net proceeds of $500,000 from the sale of the maximum of 5,000,000 shares of common stock for gross proceeds of $500,000, net tangible book value will be approximately $0.015 per share. This will represent an immediate increase of approximately $0.012 per share to existing stockholders and an immediate and substantial dilution of approximately $0.085 per share, or approximately 85%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

If 100% of the offered shares are sold we will receive the maximum proceeds of $480,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $355,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $230,000 after offering expenses have been deducted. If 25% of the offered shares are sold we would receive $105,000 after offering expenses have been deducted.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 475,000,000 shares of common stock, with a par value of $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of August 27, 2015 there were 36,171,200 shares of our common stock issued and outstanding. Our shares are currently held by 37 stockholders of record. As of August 27, 2015 there were 3,000,000 shares of our Series A Convertible Preferred Stock issued and outstanding. Our shares are currently held by 2 stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.

The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.

The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.

Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.

Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.

Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.

Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.

Any other relative rights, preferences and limitations of that series.

Series A Convertible Preferred Stock

Our Articles of Incorporation designate 5,000,000 shares of Series A Convertible Preferred Stock (“Series A”). The Series A have a liquidation preference of $0.10 per share, have super voting rights of 100 votes per share, and each share of Series A may be converted into 100 shares of common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Promissory Note

On May 22, 2015, we issued a convertible promissory note in the aggregate principal amount of $4,000. The note accrues interest at a rate of 10% per annum and matures on May 12, 2017. The principal amount and accrued interest may at any time be converted into shares of our common stock at a conversion price of $0.005 per share.

Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Seale and Beers, CPAs, Certified Public Accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Seale and Beers, CPAs has presented their report with respect to our audited financial statements. The report of Seale and Beers, CPAs is included in reliance upon their authority as experts in accounting and auditing.

OUR BUSINESS

Overview

Our business is divided into two major segments: travel agency assistance services and convention services.

We provide services for overseas travel agents on hotel price quotation and negotiation, contract reviewing, detailed guests’ arrangements, hotel check-in assistance and tradeshow assistance. Overseas travel agents often encounter language barriers and time differences on office hours when dealing with U.S. based hotels and U.S. based conventions. We believe that our bilingual language services, flexible office hours, and reasonable fee structure will help our clients to increase accuracy and efficiency levels, and reduce costs.

We only have contracted with one overseas travel agent, See Tour Vacation Services Inc, a Chinese travel agency.  In this segment of our business, we plan to acquire more clients like See Tour.  These overseas travel agencies work with exhibition service agents in their home country to coordinate the travel plans of tour groups that plan on attending exhibitions in the U.S.  Depending on the exhibition, these tour groups can range from 30 to over 700 people. It is vital for the travel agents and exhibition services agents to provide their clients - Chinese businesses who exhibit in the trade show, a seamless and worry-free trip.

Our role is to help the travel agencies communicate with hotels and convention staff timely and accurately, including finding and negotiating hotel rate, reviewing and updating contracts, submitting and revising guest lists, group check-in (pick up and sorting the room keys for different groups), communicating on bill differences, etc.  We currently have bilinguals that are fluent in English and Chinese. We plan to expand our staff of bilinguals to cater to other languages and countries other than China. Our main focus at the present time is to establish a presence in China and we intend to branch out to other Asian countries from there as resources permit.

Our second business segment is catering to the individual exhibitors at the exhibitions. Exhibitors/ attendees often have temporary assistance needs at conventions and trade shows. We intend to assist these clients on exhibits display design, booth set up, tradeshow promotion material preparing, entourage interpreter and/or exhibitor booth personnel arrangements, including bilingual spokespersons, sales associates, narrators and demonstrators, hostesses/hosts, promoters and models.  We also plan to offer trade show marketing services, such as event website landing pages, Convention specific Google AdWords Campaigns, email marketing for before, during and after the event, as well as flyer distribution to convention attendees. In addition, we are in negotiation process to establish a wholesale account with an exhibit booth rental company. An agreement, however, has not been reached at this time.  If consummated, we can provide custom and pre-made booths, booth graphic design, and exhibit booth setup services to our clients.

We do not yet have any clients in this business segment. We plan to utilize our travel agency and exhibition service agent contacts to reach out to these exhibitors and establish direct connections for our exhibition services.  We may also work though these vital contacts as an extension of their services to these clientele.  Furthermore, because we have a U.S. presence, we plan to reach out to the U.S. exhibitions to offer our services to these clientele.

We are a start-up company that was formed on May 11, 2015. To the present, we have engaged in formation activities, raising capital, and commencing operations. We have signed a professional services contract with See Tour Vacation Service Inc. to assist with hotel room price quotation and negotiation and communicating with hotels to ensure that accurate reservations are made with Chinese clientele. We have a per room fee that we charge for our services. Through June 30, 2015, we have generated nominal revenue from this contract. We earned $215 in revenues from inception to June 30, 2015, $867 in revenues for the month of July 2015 and $2,055 so far during the month of August 2015.  We are also hopeful that we will engage in other contracts for the services we have outlined above.

We have commenced this offering for additional capital necessary for us to grow our business. Our initial plans include: hiring necessary personnel, marketing our business, completing our website, purchasing equipment and software and further developing the service offering. There is no assurance that we will be successful in these endeavors or that if we accomplish all of these steps we will be able to operate profitably. We intend to fulfill the service needs of our potential customers by utilizing resources and employees in the United States, but, as we grow, we believe we can reduce costs and increase margins by utilizing personnel in foreign countries, such as China, to fulfill the services on behalf of our customers.

Through our services, we believe that clients will be able to gain the advantage of maintaining their growth goals without the need to sacrifice precious resources to address standard business bottlenecks. Our goal is to allow firms to retain their entrepreneurial speed and agility, advantages they would otherwise sacrifice in dealing with logistics rather than the specific focus of the client’s business. We plan to allow clients to grow at a faster pace as they will be less constrained by large capital expenditures for people, training, equipment, or mistakes made from lack of experience in areas which are unrelated to the client’s specific business purpose.

Services

We intend to market our “Interlink Plus” brand to businesses to help optimize their management's time and allow them to focus on their core business activities. Although we have not conducted any formal studies, we believe that the small business community will be receptive to our services. We will seek to obtain referrals through word-of-mouth from our relationships and utilize our initial performance record in our marketing strategy to commence building a larger customer base. Among the services that we propose to offer customers are:

•

overall analysis of the customer’s various logistical systems and functions in the areas we plan to service in the travel and convention industries;

•

recommendations for and/or implementation of improvements, modifications, cost reductions and/or other efficiencies in the performance of various of these systems and functions;

•

consulting in areas we plan to provide services in the travel and convention industries;

•

outsourcing personnel to provide the needed services in these industries;

•

specific problem-solving, such as creating timelines and plans, budget, communications planning, and documentation.

We plan to charge each customer a fee for our services based upon, among other factors, the time necessitated in the performance of, and the difficulty of the services. We have not conducted any studies to determine the optimal price points for our proposed services. We anticipate that services will be offered on case-by-case basis. The travel agent assistance services are charged based on the number of rooms booked. The exhibition services will be charged depending on the type of services required. They can be offered individually or in bundle/package.

In order to ensure the performance of high quality, state-of-the-art, customized services, we will endeavor to follow specific procedures ourselves, double-checking crucial steps and benchmarking our services with those of competitors. Certain of the procedures that we intend to follow include: (i) prompt response to customers during, and availability to customers for emergencies after, business hours; (ii) provision of free, written estimates within approximately 72 hours; (iii) commencement of work within seven days following the receipt of a signed contract; (iv) completion of services undertaken without interruption; (v) follow-up subsequent to the completion of each job to ensure customer satisfaction; and (vi) guarantee of satisfaction of the services performed. Additionally, we intend to evaluate and assess the nature, quality and timeliness of our services from time-to-time through surveys and other means in order to be responsive to changes in market conditions and customer demands and to be competitive with the services offered by competitors.

Operating Plan and Cost Analysis

As we have indicated in the “Risk Factors” section and throughout this prospectus, we are a start-up company and have just commenced operations and will require additional funds. The exact array of services we will offer will be affected by our ability to raise additional capital to conduct our marketing campaign, secure personnel and acquire equipment required to provide these services. The greater amount of capital we raise, the greater our services will be both in the quantity of different services we offer and the number of clients we might serve. We will need to raise funds of $250,000 to $500,000 to maximize our ability to implement our business plan, bring our services to market and respond to competitive pressures.

Management, Employees and Consulting

We currently do not compensate our officer and director, Duan Fu. We plan to compensate him when we have enough money to do so. His main function is to oversee the entire plan of the company and engage in the day to day operations. His expertise is in design and business management. We expect that he will be instrumental in our marketing and advertising efforts. He will purchase keywords on Google adwords to drive traffic to our website, and also purchase email lists and send bulk email to small and medium sized businesses to generate interest. We do not anticipate that we will enter into an employment agreement with Mr. Duan or compensate him with significant cash in the twelve months. We plan to provide him around $2,000 in cash monthly if and when it is available.

We have a consulting agreement with Zixiao Chen. Ms. Chen was a prior officer and director. She assisted with our formation activities and resigned shortly after our incorporation, opting for a consultant capacity with our company. In her agreement, dated July 11, 2015, we initially compensated her with 60,000 shares of our common stock. Her main function is to oversee the business accounts, dealing with clients and expanding the company’s sales efforts. She will assist with creating timelines, data entry, plans and budgets for our clients. She will also establish the training program to train new employees on delivering the services, oversee and respond to concerns with our outsourced personnel. Her agreement provides her compensation in the form of shares of our common stock or cash, if available, as determined by our board of directors, on a monthly basis. If we are able to raise the maximum amount in this offering, we plan to compensate Ms. Chen $3,000 monthly.

We plan to hire a sales manager when funds are available, hopefully within the next three months. The sales manager will hire sales people for each geographical region. Sales staff will call leads generated from our marketing efforts, including mailing lists, and will engage in other sales techniques, like attending trade shows and networking. This sales manager will review and sign our service contracts with new customers. If we are able to raise the maximum amount in this offering, we plan to compensate our sales manager around $3,000 per month, plus commissions when available from sales. We anticipate hiring three members to our sales team when funds are available, hopefully within the next three months. Each sales staff member will make approximately $1,000 per month, plus commissions when available from sales.

We will also need to hire client account and customer service personnel. Ms. Chen will head the efforts of these personnel. They will assist her with working the accounts and service needs of our clients. We anticipate hiring one or two members to our accounts/service team when funds are available, hopefully within the next three months. Each member will make approximately $1,500-$2,000 per month.

Marketing and Sales

We expect that most of our clients will be reached via email and phone calls from our sales personnel. As explained above, as business grows and we raise enough funds, we plan to hire employee. We also plan to rent a physical office. We plan to spend approximately $5,000 per month on Google Adwords, Paper-per-click (PPC), search engine marketing (SEM), search engine optimization (SEO) and other forms of online marketing. We will spend approximately $3,000 per month on purchasing email lists and engaging in print advertising with trade magazines and journals. These will be the main focus objectives with our marketing and sales budget for the next twelve months.

Website Development

We plan to develop our website where we provide detailed information regarding our client services and the ability for clients to provide feedback on the types of services they needs from us. It cost $1,500 to build our website. We are expecting the website to be launched next month. If we have enough funds available, we plan to upgrade our website and provide more features and tools and our business operations dictate.

Equipment and Software

In order to provide computers and software for our employees, we expect to spend around $50,000 in the next twelve months.

Legal and Accounting

Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. We estimate that these expenses will be $25,000 in the next twelve months.

Offices

Currently, we have a mailbox address, but no office space. Our officer and consultants operate virtually. If the business grows and we successfully raise more than 75% of the targeted funds in this offering, we plan to secure office space to conduct our operations. We estimate that we will need approximately 800 square feet of space and we estimate that it will cost us $1000 - $1,500 per month in rent.

We will also have general and administrative expenses, including phone, utilities, insurance, business licenses and incidental expenses. These are estimated at approximately $32,000 for the next twelve months.

Our continuation in business after the expiration of one year from the date of this offering and the employment of significant additional staff, will be dependent upon our achievement of profits from operations and/or obtaining capital from third party investors. Eventually, assuming our initial success in generating operating profits and raising capital from third party investors, management plans to expand the scope of our services and to begin to utilize foreign workers to fulfill our customer’s service needs.

Competition

Competition in all aspects of the outsourced services and business services industry is intense. We will compete against established outsourced business services companies with name familiarity and greater financial resources. We intend to use our relatively small size to our advantage by focusing on customer service and by deploying unique marketing strategies. A large part of our effort to compete against the other companies in our field will be directed to being recognized in this market of large players and, as a small company, to gain the trust of purchasing decision makers at our potential customers. In an effort to effectively compete, we will focus heavily on providing excellent service to our customers. We also intend to compete by running cutting edge marketing campaigns that use the internet and other technologies to educate the market about our services. Competitors may seek to duplicate the benefits of our services in ways that do not infringe on any benefits that our services offer. As a result we could find that our entire marketing plan and business model is undercut or made irrelevant by actions of other companies under which we have no control. We cannot promise that we can accomplish our marketing goals and as a result may experience negative impact upon our operating results.

Regulation

Federal, state and international laws and regulations impose a number of requirements and restrictions on our business. There are state and federal consumer protection laws that apply to our customer management services business, such as laws limiting telephonic sales or mandating special disclosures, and laws that apply to information that may be captured, used, shared and/or retained when sales are made and/or collections are attempted. State and federal laws also impose limits on credit account interest rates and fees, and their disclosure, as well as the time frame in which judicial actions may be initiated to enforce the collection of consumer accounts. There are numerous other federal, state, local and even international laws and regulations related to, among other things, privacy, identity theft, telephonic and electronic communications, sharing and use of consumer information that apply to our business and to our employees’ interactions and communications with others. For example, the Federal Trade Commission's Telemarketing Sales Rule applies a number of limitations and restrictions on our ability to make outbound calls on behalf of our clients and our ability to encourage customers to purchase higher value products and services on inbound calls. Similarly, the Telephone Consumer Protection Act of 1991, which among other things governs the use of certain automated calling technologies, applies to calls to customers. Many states also have telemarketing laws that may apply to our business, even if the call originates from outside the state. Additionally, some of the laws directed toward credit originators, such as the Truth in Lending Act and the Fair Credit Billing Act, can affect our operations because our receivables were originated through credit transactions. These laws, among others, may give consumers a legal cause of action against us or may limit our ability to recover amounts owed with respect to the receivables.

Federal and state regulators are empowered to examine and take enforcement actions for violations of these laws and regulations or for practices, policies or procedures they deem non-compliant, unfair, unsafe or unsound. Moreover, lawsuits may be brought by appropriate regulatory agencies, attorneys general and private parties for non-compliance with these laws and regulations. Accordingly, a failure to comply with the laws and regulations applicable to our business could have a material adverse effect on us.

New consumer protection and privacy protection laws or regulations are likely to impose additional requirements on the enforcement of and recovery on consumer credit card or installment accounts, telephonic sales, Internet communications and other portions of our business. We cannot ensure that some of the receivables were not established as a result of identity theft or unauthorized use of credit and, accordingly, we will not be able to recover the amount of these and other defaulted consumer receivables. As a purchaser of defaulted consumer receivables, we may acquire receivables subject to legitimate defenses on the part of the consumer. In general, our account purchase contracts allow us to return to the debt seller certain defaulted consumer receivables that may not be collectible, due to these and other circumstances. Upon return, the debt sellers are required to replace the receivables with similar receivables or repurchase the receivables. These provisions limit, to some extent, our potential losses on such accounts.

Employees

We currently have no employees other than our sole officer and director, Mr. Fu. Our officer serves us on a part time basis and is not compensated at this time. We also hired Ms. Zixiao Chen and Desert Skyline as our business consultant. Ms. Chen’s services are described above and Desert Skyline will provide consulting services in the areas of business strategy, business connections related to trade shows and marketing, assembling and coordinating with the company’s vendors, and those types of services.

PROPERTIES

We currently do not own any real property or any office. All of our businesses is conducted virtually. Our principal executive office mailbox is located at 4952 S Rainbow Blvd, Suite 326, Las Vegas, NV 89118.

LEGAL PROCEEDINGS

We are not a party to any other legal proceedings and, to our knowledge, no other legal proceedings are pending, threatened or contemplated.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Holders of Our Shares

As of the date of this prospectus, there were 38 registered common shareholders.

No Public Market for Common Shares

There is presently no public market for our common stock. We anticipate engaging a market maker to make an application for quotation of our common stock on the OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. The OTCQB, operated by OTC Markets Group, Inc., is a quotation medium for subscribing members, not an issuer listing service.  Only market makers can apply to quote our common stock on the OTCQB.  We can provide no assurance that our shares will be quoted on the OTCQB, or if quoted, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Dividend Rights

We have never declared, nor paid, any dividend since our incorporation and does not foresee paying any dividend in the near future since all available funds will be used to conduct exploration activities.  Any future payment of dividends will depend on our financing requirements and financial condition and other factors which the board of directors, in its sole discretion, may consider appropriate.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business, or;

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

FINANCIAL STATEMENTS

Our audited financial statements as of June 30, 2015 and for the period from May 11, 2015 (inception) through June 30, 2015 are presented as follows:

PCAOB Registered Auditors - www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Interlink Plus, Inc.

We have audited the accompanying balance sheets of Interlink Plus, Inc. as of June 30, 2015, and the related statements of income, stockholders’ equity (deficit), and cash flows for the year ended June 30, 2015. Interlink Plus, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interlink Plus, Inc. as of June 30, 2015, and the related statements of income, stockholders’ equity (deficit), and cash flows for the year ended June 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has minimal revenues, has incurred losses and negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

July 23, 2015

INTERLINK PLUS, INC.

BALANCE SHEET

(audited)

June 30, 2015
ASSETS
Current assets:
Cash	$21,873
Accounts receivable	215
Prepaid expenses	3,600
Prepaid stock compensation	7,792
Total current assets	33,480

Other assets:
Website	1,479
Total other assets	1,479

Total assets	$34,959
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$--
Notes payable - related party	500
Accrued interest payable - related party	51
Total current liabilities	551

Long-term liabilities:
Notes payable - related party	4,000
Total long-term liabilities	4,000
Total liabilities	4,551

Stockholders' equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized, 3,000,000 shares issued and outstanding as of June 30, 2015	300
Common stock, $0.0001 par value, 475,000,000 shares authorized, 36,111,200 shares issued and outstanding as of June 30, 2015	3,611
Additional paid-in capital	38,649
Subscriptions receivable	(6,500)
Deficit accumulated during development stage	(5,652)
Total stockholders' equity	30,408
Total liabilities and stockholders' equity	$34,959

See accompanying notes to financial statements.

INTERLINK PLUS, INC.

STATEMENT OF OPERATIONS

(audited)

Inception (May 11, 2015) to June 30, 2015
Revenue	$215
Operating expenses:
General and administrative	1,087
Amortization	21
Professional fees	4,708
Total operating expenses	5,816

Other income(expenses):
Interest expense - related party	(51)
Total other expenses	(51)

Net loss	$(5,652)

Net loss per common share - basic	$(0.00)

Weighted average number of common shares outstanding - basic	34,284,729

See accompanying notes to financial statements.

INTERLINK PLUS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

(audited)

	Preferred Shares		Common Shares		Additional Paid-In	Subscriptions	Deficit Accumulated During Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	Equity
Inception, (May 11, 2015)	--	$--		$--	$--	$--	$--	$--

May 12, 2015
Issuance of preferred stock for cash on organization of the Company	3,000,000	300	32,000,000	3,200	--	--	--	3,500

May 22, 2015
Issuance of common stock for professional fees	--	--	1,700,000	170	8,330	--	--	8,500

May 22, 2015
Issuance of common stock for cash	--	--	2,000,000	200	9,800	(5,000)	--	5,000

June 19, 2015
Issuance of common stock for professional fees	--	--	10,000	1	499	--	--	500

June 30, 2015
Issuance of common stock for cash	--	--	401,200	40	20,020	(1,500)	--	18,560

Net loss	--	--	--	--	--	--	(5,652)	(5,652)

Balance, June 30, 2015	3,000,000	$300	36,111,200	3,611	38,649	(6,500)	(5,652)	30,408

See accompanying notes to financial statements.

INTERLINK PLUS, INC.

STATEMENT OF CASH FLOWS

(audited)

Inception (May 11, 2015) to June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,652)
Adjustments to reconcile to net loss to net cash used in
operating activities:
Shares issued for prepaid stock compensation	708
Shares issued as settlement of accounts payable	500
Amortization of website costs	21
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(215)
(Increase) in prepaid expenses	(3,600)
Increase in accrued interest payable - related party	51
Net cash used in operating activities	(8,187)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase website costs	(1,500)
Net cash used in operating activities	(1,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	4,500
Proceeds from sale of common stock	26,760
Proceeds from sale of preferred stock	300
Donated capital	--
Net cash provided by financing activities	31,560

NET CHANGE IN CASH	21,873
CASH AT BEGINNING OF PERIOD	--
CASH AT END OF PERIOD	$21,873

SUPPLEMENTAL INFORMATION:
Interest paid	$--
Income taxes paid	$--

Non-cash investing and financing activities:
Shares issued as settlement of accounts payable	$500
Shares issued for prepaid stock compensation	$8,500
Reclass accounts payable to note payable related party	$4,000

See accompanying notes to financial statements.

INTERLINK PLUS, INC.

NOTES TO FINANCIAL STATEMENTS

(AUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on May 11, 2015 (Date of Inception) under the laws of the State of Nevada, as Interlink Plus, Inc.

Nature of operations

The Company will provide services for oversea travel agents on hotel price quotation and negotiation, contract reviewing, detailed guests’ arrangements, hotel check-in assistance and tradeshow assistance.

Year end

The Company’s year end is June 30.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Website

The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC Topic 350. Other costs related to the maintenance of the website are expensed as incurred. Amortization is provided over the estimated useful lives of 3 years using the straight-line method for financial statement purposes. The Company plans to commence amortization upon completion and release of the Company’s fully operational website.

Revenue recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the services are completed as part of the service contract.

Advertising costs

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from Inception (May 11, 2015) to June 30, 2015.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

INTERLINK PLUS, INC.

NOTES TO FINANCIAL STATEMENTS

(AUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments (continued)

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

The Company has evaluated the recent accounting pronouncements through June 2015 and believes that none of them will have a material effect on the company’s financial statements except for the following ASU below.

The Company has elected early adoption of Accounting Standard Update (ASU) 2014-10, Topic 915, Development Stage Entities, Elimination of Certain Financial Reporting Requirements. ASU 2014-10 removes all incremental financial reporting requirements for development stage entities, including, but not limited to, inception-to-date financial information included on the statements of operations, statements of stockholders’ equity (deficit) and statements of cash flows. As a result of the Company’s early adoption, all references to the Company as a development stage entity have been removed. The adoption of this pronouncement has no impact on the Company’s financial position, results of operations or liquidity.

INTERLINK PLUS, INC.

NOTES TO FINANCIAL STATEMENTS

(AUDITED)

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has generated slight revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (May 11, 2014) through the period ended June 30, 2015 of ($5,652). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 - WEBSITE

June 30, 2015
Website	$1,500
Less: Accumulated amortization	(21)
Website, net	$1,479

Amortization expense for the period ended June 30, 2015 was $21.

NOTE 4 - NOTES PAYABLE - RELATED PARTY

Short term

On May 13, 2015, the Company executed a promissory note with a related party for $500. The secured note bears interest at 10% per annum and is due upon demand.

Long term

On May 22, 2015, the Company executed a convertible promissory note with a related party for $4,000. The secured note bears interest at 10% per annum and is due on May 22, 2017. This note is convertible at $0.0001 per share and can be converted on or before the maturity date of May 22, 2015.

As of June 30, 2015, the balance of accrued interest was $51.

NOTE 5 - STOCKHOLDERS’ EQUITY

The Company is authorized to issue 475,000,000 shares of its $0.0001 par value common stock and 25,000,000 shares of its $0.0001 par value preferred stock.

Common stock

On May 12, 2015, the Company issued an officer and director of the Company 23,000,000 shares of common stock for cash received of $2,300.

On May 12, 2015, the Company issued 9,000,000 shares of common stock for cash received of $900.

On May 22, 2015, the Company issued 1,700,000 shares of common stock for consulting services totaling $8,500 to be performed over a period of one year. The shares were valued according to the fair value of the common stock, based on recent sales in a PPM at $0.005 per share.

INTERLINK PLUS, INC.

NOTES TO FINANCIAL STATEMENTS

(AUDITED)

NOTE 5 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common stock (continued)

On May 22, 2015, the Company issued 1,000,000 shares of common stock for cash received of $5,000.

On May 22, 2015, the Company issued 1,000,000 shares of common stock for funds not yet received as of June 30, 2015. During July 2015, funds totaling $5,000 have been received.

On June 19, 2015, the Company issued 10,000 shares of common stock as a settlement of accounts payable totaling $500. The shares were valued according to the fair value of the common stock, based on recent sales in a PPM at $0.05 per share.

On June 30, 2015, the Company issued 371,200 shares of common stock for cash received of $18,560.

On June 30, 2015, the Company issued 30,000 shares of common stock for funds not yet received as of June 30, 2015. During July 2015, funds totaling $1,500 have been received.

Preferred stock

On May 12, 2015, the Company issued an officer and director of the Company 2,000,000 shares of preferred stock for cash received of $200.

On May 12, 2015, the Company issued 1,000,000 shares of preferred stock for cash received of $100.

NOTE 6 - PREPAID STOCK COMPENSATION

During the period ending June 30, 2015, the Company issued a total of 1,700,000 shares of common stock as part of a consulting agreement totaling $8,500. The shares were valued according to the fair value of the common stock, based on recent sales in a PPM at $0.005 per share. The value of the shares was recorded as prepaid expense and is being amortized over one year which is the related service period of the agreement.

For the period ended June 30, 2015, the Company expensed $708 as professional fees with a remaining prepaid stock compensation amount totaling $7,792 at June 30, 2015.

MANAGEMENT’S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Our Budget

We anticipate that we will meet our ongoing cash requirements through equity or debt financing.  We estimate that our expenses over the next 12 months will be approximately $500,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Expected offering expenses	Current	$20,000
Legal and Accounting	12 months	$25,000
Website Development	12 months	$5,000
Management/Staffs & Consulting	12 months	$180,000
Marketing and Sales Expenses	12 months	$96,000
General and Administrative	12 months	$32,000
Equipment and Software	12 months	$50,000
Offices	12 months	$20,000
General Working Capital	12 months	$72,000
		$500,000

Our cash position of $21,873 as at the date of this prospectus will be used for formation activities and to pay for the expenses associated with this offering.  If we are not able to raise the full $500,000 to implement our business plan as anticipated, we will scale our business development in line with available capital.  Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on our other business expenditures.

Results of Operations for the Period from Inception to June 30, 2015

Revenues

We have earned nominal revenues from inception to June 30, 2015. We earned $215 in revenues from inception to June 30, 2015, $867 in revenues for the month of July 2015 and $2,055 so far during the month of August 2015.  We expect to achieve steadily increasing revenues within the coming months.

Operating Expenses

Operating expenses were $5,816 for the period from inception to June 30, 2015. Our operating expenses for this period consisted of formation, professional fees and general and administrative expenses.

We expect our operating expenses to increase in 2015 as a result of increased operating activity to implement our business plan and the added expenses associated with the filing of a public offering and thereafter reporting with the Securities and Exchange Commission.

Net Loss

We recorded a net loss of $5,652 for the period from inception to June 30, 2015.

Liquidity and Capital Resources

As of June 30, 2015, we had total current assets of $33,480 and total current liabilities of $551. We had working capital of $32,929 as of June 30, 2015.

Operating activities used $8,187 in cash for the period from inception to June 30, 2015. Our net loss and an increase in prepaid expenses were the main reasons for our negative operation cash flow.

Cash flows provided by financing activities during period from inception to June 30, 2015 amounted to $31,560 from the proceeds of sales of our common stock and loans.

We were incorporated on May 11, 2015. Our operations, to date, have been devoted primarily to startup, development activities and obtaining our first contract. Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis. We will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time.

There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Our plan specifies a minimum amount of $250,000 in additional operating capital to operate for the next twelve months. If we are unable to raise $250,000 from this offering, our business will be in jeopardy and we could be formed to suspend our operations or go out of business. As such, there can be no assurance that this offering will be successful.  You may lose your entire investment.

Off-Balance Sheet Arrangements

As of June 30, 2015, there were no off balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of our company as a going concern. However, we had no revenues for the period from inception to June 30, 2015. We have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Emerging Growth Company Status

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•

submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and positions of our executive officer and director as of the date hereof.

Name	Age	Positions
Duan Fu	33	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary & Director

Set forth below is a brief description of the background and business experience of our executive officer and director:

Duan Fu. From November 2014 to the present, Mr. Fu has been the Executive Director and Partner of China Personal Interior Design Co., Ltd. From March 2013 to August 2014, he worked as operations director and partner of Time Capsule Cultural Communication Co., Ltd. From March 2012 to January 2013, he worked as Design Supervisor for Shenzhen Shancheng Yingfeng Trading Co. Ltd. From August 2010 to February 2012, he worked as Design Supervisor for JOMA (Shanghai) Ltd.

Mr. Fu does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We have chosen Mr. Fu as our director because he has nearly 15 years’ experience in management and advertising media.

Term of Office

Our director is elected to hold office until the next annual meeting of the shareholders and until his respective successors have been elected and qualified. Our executive officer is appointed by our board of directors and holds office until removed by our board of directors or until his successors are appointed.

Family Relationships

There are no family relationships.

Other Significant Employees

Other than our executive officer, we do not currently have any significant employees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued to our named executive officer, as that term is defined in Item 402(m)(2) of Regulation S-K, from inception to June 30, 2015.

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen -sation ($)	Nonqualified Deferred Compen -sation Earnings ($)	All Other Compen -sation ($)	Total ($)
Duan Fu, President CEO & Director	2015	$0	$0	$0	$0	$0	$0	$0	$0
Zixiao Chen, Former CEO and Director	2015	$0	$0	$0	$0	$0	$0	$0	$0

Outstanding Equity Awards At Fiscal Year End

As at June 30, 2015 we did not have any outstanding equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 27, 2015, certain information as to shares of our common stock and Series A Preferred Stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) our director and our executive officer.

Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown. Unless otherwise indicated below, each entity or person listed below maintains an address of 4952 S Rainbow Blvd, Suite 326, Las Vegas, NV 89118.

	Common Stock		Series A Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)	Number of Shares Owned (1)	Percent of Class (2)
Duan Fu	23,000,000	64%	2,000,000	66%
Director and Executive Officer as a Group (1 person)	23,000,000	64%	2,000,000	66%
5% Holders
Zixiao Chen	9,060,000	25%	1,000,000	33%

(1)

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class of common stock is based on 36,171,200 shares of common stock as of August 27, 2015. The percent of class of Series A Preferred Stock is based on 3,000,000 shares of Series A Preferred Stock outstanding.

Changes in Control

We are not aware of any arrangement, which may result in a change in control in the future.

RELATED TRANSACTIONS

Except as disclosed below or set forth in “Selling Security Holders” and “Executive Compensation” above, none of the following parties has, during our last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years:

(i)

Our director and officer;

(ii)

Any person proposed as a nominee for election as a director;

(iii)

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding common shares;

(iv)

Any of our promoters; and

(v)

Any relative or spouse of any of the foregoing persons who has the same house as such person.

On May 22, 2015, we issued a convertible promissory note in the aggregate principal amount of $4,000 to Zixiao Chen, a large shareholder. The note accrues interest at a rate of 10% per annum and matures on May 12, 2017. The principal amount and accrued interest may at any time be converted into shares of our common stock at a conversion price of $0.005 per share.

We have a consulting agreement with Zixiao Chen, our former officer and director and large shareholder. In that agreement, dated July 11, 2015, we have agreed to compensate her monthly with 60,000 shares of our common stock or $3,000, as determined by the board. Her main function is to oversee the business accounts, dealing with clients and expanding the company’s sales efforts. She will assist with creating timelines, data entry, plans and budgets for our clients. She will also establish the training program to train new employees on delivering the services, oversee and respond to concerns with our outsourced personnel. Her agreement provides her compensation in the form of shares of our common stock or cash, if available, as determined by our board of directors, on a monthly basis during the initial year.

DIRECTOR INDEPENDENCE

We intend to apply to have our common shares quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements.  Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.   Duan Fu is not an independent director as a result of his employment as President and CEO.  Accordingly, we do not have any independent members on our Board of Directors.

As a result of our limited operating history and minimal resources, our management believes that it will have difficulty in attracting independent directors.  In addition, we would likely be required to obtain directors’ and officers’ insurance coverage in order to attract and retain independent directors.  Our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SUBJECT TO COMPLETION, DATED AUGUST 27, 2015

PROSPECTUS

INTERLINK PLUS, INC.

5,000,000 COMMON SHARES

4,111,200 COMMON SHARES

Dealer Prospectus Delivery Obligation

Until _____________________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$105.87
Transfer Agent Fees	$1,000
Accounting Fees and Expenses	$9,000
Legal Fees and Expenses	$10,000
Total	$20,105.87

Note:

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by the selling security holders.  The selling security holders, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.

a transaction from which the director derived an improper personal profit; and

4.

willful misconduct.

Our bylaws provide that we will indemnify our director and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.

such indemnification is expressly required to be made by law;

2.

the proceeding was authorized by our Board of Directors;

3.

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

RECENT SALES OF UNREGISTERED SECURITIES

During the past two years, we completed the following sales of unregistered securities:

On May 12, 2015, we issued 32,000,000 shares of our common stock to our founders, Zixiao Chen and Duan Fu, also our officer and director, for $0.0001 per share. We also issued these persons 3,000,000 shares of our Series A Preferred Stock for $0.0001 per share.   This issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

On May 22, 2015, we issued 1,700,000 to Desert Skyline Resources, LLC for consulting services related to trade shows and marketing connections. This issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

On May 22, 2015, we issued 2,000,000 shares of our common stock to investors at $0.005 per share. This issuance was made in reliance on Regulation S.

On June 19, 2015, we issued 10,000 to a consultant for web design services. This issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

On June 30, 2015, we issued 401,200 shares of our common stock to investors at $0.05 per share.   Shares totaling 271,200 were made in reliance upon Regulation S and shares totaling 130,000 were made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

On July 11, 2015, we issued 60,000 shares under a consulting agreement. This issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

For U.S. investors, the above shares were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

For our offshore investors, the above shares were issued in reliance on Regulation S, promulgated under the Securities Act, as the securities were issued in an "offshore transaction," as defined in Rule 902(h) of Regulation and we did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation*
3.2	Amendment to Articles of Incorporation
3.3	Bylaws*
5.1	Opinion of The Doney Law Firm with consent to use*
10.1	Professional Services Contract, dated May 12, 2015*
10.2	Convertible Promissory Note, dated May 22, 2015*
10.3	Consulting Agreement, dated July 11, 2015*
23.1	Consent of Seale and Beers, CPAs
99.1	Subscription Agreement*

* Previously filed.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

4. That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada, on August 27, 2015.

INTERLINK PLUS, INC.

By:	/s/ Duan Fu
DUAN FU
President, CEO and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Duan Fu DUAN FU	President, CEO and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	August 27, 2015